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                                                              EXHIBIT 10.6.3.7.3

                       FOURTH AMENDMENT TO SECOND AMENDED
                      AND RESTATED BUSINESS LOAN AGREEMENT

         This Amendment ("Amendment") is made as of the 31st day of December, 1998, by and between Roberds, Inc. (the "Borrower") and Bank One, NA successor by merger of Bank One, Dayton, NA (the "Bank").

         WHEREAS, the Borrower and the Bank entered into a Second Amended and Restated Business Loan Agreement dated December 31, 1996, as amended on February 27, 1997, June 30, 1997, and June 30, 1998 (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

         2. Section 6.2 of the Credit Agreement bearing the hearing FUNDED DEBT TO TANGIBLE NET WORTH is hereby amended to add in the first paragraph after the words "measured quarterly" the following language:

                  , except for the quarter ending December 31, 1998, the ratio of Funded Debt to Tangible Net Worth shall not be more than
                  2.50 to 1.00.

         3. Section 6.3 of the Credit Agreement bearing the heading FUNDED DEBT TO EBITDA is hereby amended and restated to read as follows:

         6.3 FUNDED DEBT TO EBITDA. Borrower agrees to maintain a ratio of Funded Debt to EBITDA of not more than the ratio set forth for the following periods measured at each quarter's end on a rolling four quarter basis.

                              Periods                                        Ratios
                              -----------------------------------------------------
                      04/01/98 through 06/30/98                              8.50:1.00
                      07/01/98 through 9/30/98                               7.25:1.00
                      10/01/98 through 12/31/98                             13.50:1.00

         "Funded Debt" shall be determined in accordance with GAAP and shall be deemed to include all interest bearing borrowings plus capitalized leases.

         "EBITDA" shall be defined as earnings before interest expense, taxes and depreciation/amortization.

         4. Section 6.4 of the Credit Agreement bearing the heading CURRENT RATIO is hereby amended to add in the first paragraph after the words "measured quarterly" the following language:

                  , except for the quarter ending December 31, 1998, the Current Ratio shall be not less than 1.18 to 1.00.

         5. Section 6.5 of the Credit Agreement bearing the heading FIXED CHARGE COVERAGE is hereby amended by deleting the words and figures:

                  of not less than 1.10 to 1.00 at fiscal quarter-end June 30, 1998, September 30, 1998 and December 31, 1998 and beginning fiscal quarter ending March 31, 1999 and at each fiscal quarter-end thereafter of not less than 1.20 to 1.00 measured on a rolling four quarter basis.
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and by inserting in substitution therefore the words and figures:

                  of not less than 1.10 to 1.00 at fiscal quarter-end June 30, 1998 and September 30, 1998, of not less than 0.43 to 1.00 at fiscal quarter-end December 31, 1998, and beginning fiscal quarter ending March 31, 1999 and at each fiscal quarter-end thereafter of not less than 1.20 to 1.00 measured on a rolling four quarter basis.

         6. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Credit Agreement.

         7. This Amendment shall become effective only after it is fully executed by the Borrower and the Bank. Except as amended by this Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms, and the Borrower hereby specifically ratifies and affirms the terms and provisions of the Credit Agreement.

         8. This Amendment is a modification only and not a novation. Except for the above- stated modification(s), the Credit Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated herein. This Amendment is to be considered attached to the Credit Agreement and made a part hereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Credit Agreement or release any owner of collateral securing the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement or security document executed in conjunction therewith, the provision of this Amendment shall supersede and control. Borrower acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owned by Borrower to Bank and Borrower waives and releases any and all claims, known and unknown, which it may have against Bank arising under or in connection with the Credit Agreement on or prior to the date of this Amendment.

         9. The Borrower acknowledges and agrees that this Amendment is limited to the terms stated herein and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future amendments, should any be requested.

         IN WITNESS WHEREOF, the parties have entered into the Agreement as of the day and year first above written.

BANK ONE, NA                                                ROBERDS, INC.


By: /s/  Terry Warncke                              By: /s/  Wayne B. Hawkins
   -----------------------                             -------------------------
Title: Vice President                               Title: Treasurer